Exhibit 10.66

THE DUN & BRADSTREET CORPORATION

2009 STOCK INCENTIVE PLAN

INTERNATIONAL RESTRICTED STOCK UNIT AWARD

([DATE])

This RESTRICTED STOCK UNIT AWARD (this “Award”) is being granted to «Fname» «Lname» (the “Participant”) as of this      day of              , YYYY (the “Award Date”) by THE DUN & BRADSTREET CORPORATION (the “Company”) pursuant to THE DUN & BRADSTREET CORPORATION 2009 STOCK INCENTIVE PLAN (the “Plan”). Capitalized terms not defined in this Award have the meanings ascribed to them in the Plan.

1. Grant of Restricted Stock Units. The Company hereby awards to the Participant pursuant to the Plan «#RSUs» restricted stock units (“RSUs”). Each RSU constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Participant, subject to the terms of this Award and the Plan, one share of the Company’s common stock, par value $.01 (“Share”) on the delivery date as provided herein. Until delivery of the Shares, the Participant has only the rights of a general unsecured creditor of the Company, and no rights as a shareholder of the Company.

2. Vesting. Subject to Sections 3, 4 and 9 below, the restrictions on the applicable percentage of the RSUs shall lapse and such percentage of the RSUs shall vest on each “Vesting Date” set forth in the following schedule provided the Participant remains in the continuous active employ of the Company or its Affiliates during the period commencing on the Award Date and ending on the applicable Vesting Date:

Vesting Date	Percentage of RSUs Vested	# of RSUs Vested
Award Date + # Year(s)%		# of RSUs
Award Date + # Years	%	# of RSUs
Award Date + # Years	%	# of RSUs

The foregoing provisions notwithstanding, and subject to the provisions of Section 8 below, the Company may cause such number of RSUs to vest to the extent necessary to satisfy any Tax-Related Items (as defined in Section 8 below) that may arise before the Vesting Dates.

3. Termination of Employment Before One Year Anniversary of Grant. If the Participant’s active employment with the Company and its Affiliates terminates for any reason prior to the one year anniversary of the Award Date, the Participant shall forfeit all rights to and interests in the RSUs.

4. Termination of Employment On or After One Year Anniversary of Grant. If the Participant’s active employment with the Company and its Affiliates terminates on or after the one year anniversary of the Award Date due to Retirement, death or Disability, any unvested RSUs shall become fully vested as of the active employment termination date. If the Participant’s active employment with the Company and its Affiliates terminates on or after the one year anniversary of the grant for any reason other than Retirement, death or Disability and prior to the next Vesting Date, the Participant shall forfeit all rights to and interests in the unvested RSUs.

5. Voting. The Participant will not have any rights of a shareholder of the Company with respect to RSUs until delivery of the underlying Shares.

6. Dividend Equivalents. Unless the Committee determines otherwise, in the event that a dividend is paid on Shares, an amount equal to such dividend shall be credited for the benefit of the Participant based on the number of RSUs credited to the Participant as of the dividend record date, and such credited dividend amount shall be in the form of an additional number of RSUs (which may include fractional RSUs) based on the Fair Market Value of a Share on the dividend payment date. The additional RSUs credited in connection with a dividend will be subject to the same restrictions as the RSUs in respect of which the dividend was paid, including, without limitation, the provisions governing time and form of settlement or payment applicable to the associated RSUs.

7. Transfer Restrictions. The RSUs are non-transferable and may not be assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, the RSUs that have not been settled shall immediately be forfeited.

8. Withholding Taxes.

(a) Regardless of any action the Company or, if different, the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU grant, including the grant, vesting or settlement of the RSU, the subsequent sale of Shares acquired and the receipt of any dividend equivalents or dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSU to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant has become subject to tax in more than one jurisdiction between the Award Date and the date of any relevant taxable or tax withholding event, the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Notwithstanding anything to the contrary contained in this Award, it is a condition to the obligation of the Company to issue and deliver the Shares that the Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding of Tax-Related Items and payment on account obligations of the Company and/or the Employer. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to withhold all applicable Tax-Related

Items by one or a combination of the following: (1) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer, (2) withholding from proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization), or (3) withholding from Shares to be issued upon vesting of the RSU. Anything in this Section 8 to the contrary notwithstanding, in order to avoid a prohibited acceleration under Code Section 409A, the number of Shares subject to RSUs that will be permitted to be withheld (or sold on the Participant’s behalf) to satisfy any Tax--Related Items for any portion of the RSUs that is considered nonqualified deferred compensation subject to Code Section 409A shall not exceed the number of Shares that equals the liability for the Tax-Related Items.

(c) To avoid negative accounting treatment, the Company or the Employer may withhold or account for Tax-Related Items (including withholding pursuant to applicable tax equalization policies of the Company or its Affiliates) by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the Company withholds in shares, it may deduct from the total number of Shares that have become vested that number of Shares having a fair market value equal to the applicable amount of withholding taxes due.

(d) Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items as described in this section.

9. Change in Control. If there is a Change in Control of the Company, any unvested RSUs shall become fully vested as of the date of the Change in Control provided the Participant remains in the continuous employ of the Company or its Affiliates from the Award Date until the date of the Change in Control.

10. Delivery of Shares.

(a) The Shares subject to the Award shall be delivered on (i) the applicable Vesting Dates or, (ii) if earlier, the earliest vesting event contemplated under (1) Section 4 above in connection with the Participant’s death or the termination of the Participant’s active employment due to Disability or Retirement or (2) Section 9 above in connection with a Change in Control; provided, however, that if the Award or settlement of the Award constitutes an item of deferred compensation under Code Section 409A and the Change in Control is not a “change in control event” within the meaning of Code Section 409A, the Shares subject to the Award shall be delivered in accordance with the applicable Vesting Dates or, if earlier, the earliest vesting event contemplated under Section 4 in connection with the Participant’s death or the termination of the Participant’s active employment due to Disability or Retirement.

(b) Anything in the provisions of this Award to the contrary notwithstanding, the delivery of the Shares subject to of the Award or any other payment under this Award that constitutes an item of deferred compensation under Code Section 409A and becomes payable to the Participant by reason of his or her termination of active employment shall not be made to such Participant unless his or her termination of active employment constitutes a “separation from service” (within the meaning of Code Section 409A). In addition, if such Participant is at the time of such separation from service a “specified employee” (within the meaning of Code Section 409A), the delivery of the Shares (or other payment) described in the foregoing sentence shall be made to the Participant on the earlier of (i) the first day immediately following the expiration of the six-month period measured from such Participant’s separation from service, or (ii) the date of the Participant’s death, to the extent such delayed payment is otherwise required in order to avoid a prohibited distribution under U.S. Treasury Regulations issued under Code Section 409A.

(c) Until the Company determines otherwise, delivery of Shares on each applicable settlement date will be administered by the Company’s transfer agent or an independent third-party broker selected from time to time by the Company.

11. Change in Capital Structure. The terms of this Award, including the number of RSUs, shall be adjusted in accordance with Section 13 of the Plan as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of Shares or other similar changes in capitalization.

12. Detrimental Conduct Agreement. The obligations of the Company under this Award are subject to the Participant’s timely execution, delivery and compliance with the Detrimental Conduct Agreement in the form provided by the Company to the Participant.

13. Code Section 409A. This Award is intended to be exempt from or compliant with Code Section 409A and the U.S. Treasury Regulations relating thereto so as not to subject the Participant to the payment of additional taxes and interest under Code Section 409A. In furtherance of this intent, the provisions of this Award will be interpreted, operated, and administered in a manner consistent with these intentions. The Committee may modify the terms of this Award, the Plan or both, without the consent of the Participant, beneficiary or such other person, in the manner that the Committee may determine to be necessary or advisable in order to comply with Code Section 409A and to avoid the imposition of any penalty tax or other adverse tax consequences under Code Section 409A. This Section 13 does not create an obligation on the part of the Company to modify the terms of this Award or the Plan and does not guarantee that the Award or the delivery of Shares under the Award will not be subject to taxes, interest and penalties or any other adverse tax consequences under Code Section 409A. The Company will have no liability to the Participant or any other party if the Award, the delivery of Shares upon settlement of the Award or other payment hereunder that is intended to be exempt from, or compliant with, Code

Section 409A, is not so exempt or compliant or for any action taken by the Committee with respect thereto.

14. Entire Agreement. The Plan is incorporated herein by reference and a copy of the Plan can be requested from the Corporate Secretary Department, The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078. The Plan and this Award constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter. To the extent any provision of this Award is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. Any action taken or decision made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Award shall be within its sole and absolute discretion and shall be final, conclusive and binding on the Participant and all persons claiming under or through the Participant.

15. No Rights to Continued Employment. Nothing contained in the Plan or this Award shall give the Participant any right to be retained in the employment of the Company or its Affiliates or affect the right of any such Employer to terminate the Participant. The adoption and maintenance of the Plan shall not constitute an inducement to, or condition of, the employment of any Participant. The Plan is a discretionary plan, and participation by the Participant is purely voluntary. Further, the future value of the underlying Shares is unknown and cannot be predicted with certainty. Participation in the Plan with respect to this Award shall not entitle the Participant to participate with respect to any other award in the future, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past. Any payment or benefit paid to the Participant with respect to this Award shall not be considered to be part of the Participant’s “salary,” and thus, shall not be taken into account for purposes of calculating any termination indemnity, severance pay, redundancy, dismissal, end of service payment, bonuses, long-service awards, retirement, pension, welfare benefits, or any other employee benefits. In no event should the Award be considered as compensation for or relating to, past services for the Company, the Employer, or any Affiliate of the Company, nor are RSUs and the Shares subject to the RSUs intended to replace any pension rights or compensation. All decisions with respect to future RSUs, if any, will be at the sole discretion of the Company. In the event that the Participant is not an employee of the Company, the RSU grant will not be interpreted to form an employment contract or relationship with the Company, the Employer or any Affiliate of the Company. In consideration of the grant of RSUs, no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of the Participant’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Award, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such claim. In the event of involuntary termination of the Participant’s employment (whether or not in breach of local labor laws), the Participant’s right to receive RSUs and vest in RSUs under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law). The Committee shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of the Participant’s RSU grant.

16. Successors and Assigns. This Award shall be binding upon and inure to the benefit of all successors and assigns of the Company and the Participant, including without limitation, the estate of the Participant and the executor, administrator or trustee of such estate or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

17. Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Award by and among, as applicable, the Employer, and the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company, the Employer, and any Affiliate may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or an Affiliate, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan. The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired under the RSU. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

18. Severability. The terms or conditions of this Award shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.

19. No Advice Regarding Award. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendation regarding the Participant’s participation in the Plan, or the acquisition or sale of underlying Shares. The Participant is advised to consult with his or her personal tax, legal, and financial advisors regarding the decision to participate in the Plan before taking any action related to the Plan.

20. Language. If the Participant receives this Award or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

21. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. The Participant hereby agrees that all on-line acknowledgements shall have the same force and effect as a written signature

22. Appendix. Notwithstanding any provisions in this Award, the RSU shall be subject to any special terms and conditions set forth in any Appendix to this Award for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Award.

23. Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSU and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24. Governing Law.

(a) The laws of the State of New Jersey, U.S.A., including tort claims, (without giving effect to its conflicts of law principles) govern exclusively all matters arising out of or relating to this Award, including, without limitation, its validity, interpretation, construction, performance, and enforcement.

(b) Any party bringing a legal action or proceeding against any other party arising out of or relating to this Award shall bring the legal action or proceeding in the United States District Court for the District of New Jersey and any of the courts of the State of New Jersey, U.S.A.

(c) Each of the Company and the Participant waives, to the fullest extent permitted by law, (a) any objection which it may now or later have to the laying of venue of any legal action or proceeding arising out of or relating to this Award brought in any court of the State of New Jersey, U.S.A., or the United States District Court for the District of New Jersey, including, without limitation, a motion to dismiss on the grounds of forum non conveniens or lack of subject matter jurisdiction; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

(d) Each of the Company and the Participant submits to the exclusive jurisdiction (both personal and subject matter) of (a) the United States

District Court for the District of New Jersey and its appellate courts, and (b) any court of the State of New Jersey, U.S.A., and its appellate courts, for the purposes of all legal actions and proceedings arising out of or relating to this Award.

IN WITNESS WHEREOF, this Restricted Stock Unit Award has been duly executed as of the date first written above.

THE DUN & BRADSTREET CORPORATION

By:

APPENDIX

THE DUN & BRADSTREET CORPORATION

2009 STOCK INCENTIVE PLAN

INTERNATIONAL RESTRICTED STOCK UNIT AWARD

This Appendix includes additional terms and conditions that govern the RSUs granted to the Participant if the Participant resides in one of the countries listed herein. This Appendix forms part of the Award. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Award and the Plan.

This Appendix also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2011. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information noted herein as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time the Participant vests in the RSUs, or when the Participant sells the Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

Finally, the Participant understands that if he or she a citizen or resident of a country other than the one in which the Participant is currently working, transfers employment after the Award Date, or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

AUSTRALIA

Notifications

Securities Law Information. If the Participant acquires Shares under the Plan and offers his or her Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice with respect to his or her disclosure obligations prior to making any such offer.

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, the Participant will be required to file the report.

BELGIUM

Termination of Employment On or After One Year Anniversary of Grant. This provision replaces Section 4 of the Award:

If the Participant’s active employment with the Company and its Affiliates terminates on or after the one year anniversary of the Award Date due to death, Disability (as defined in the Plan) or retirement (meaning the employee meets the definition of “Retirement” set forth in the Plan and is eligible for and will receive pension benefits directly following the termination date of his or her employment contract)), any unvested RSUs shall become fully vested as of the employment termination date (such accelerated vesting date, also being referred to herein as a Vesting Date). If the Participant’s active employment with the Company and its Affiliates terminates on or after the one year anniversary of the Award Date for any reason other than death, Disability or retirement (as defined in the preceding sentence) and prior to any applicable Vesting Date, the Participant shall forfeit all rights to and interests in the unvested RSUs.

Notifications

Tax Reporting Notification. The Participant is required to report any brokerage or bank accounts opened and maintained outside Belgium on his or her annual tax returns.

CHINA

Terms and Conditions

The following provision will apply only to the Participants who are People’s Republic of China (“PRC”) nationals.

Immediate Sale Restriction. Due to regulatory requirements in the PRC, upon the vesting and settlement of the RSUs, the Participant agrees to the immediate sale of any Shares to be issued. The Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on the Participant’s behalf pursuant to this authorization), and the Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale, less any brokerage fees or commissions, to the Participant. The Participant understands and agrees that Tax-Related Items may be taken by the Employer from the Participant’s salary or other cash compensation.

Notifications

Exchange Control Information. To the extent Participant is a PRC national, he or she understands and agrees that, due to exchange control laws in the PRC, the Participant will be required to immediately repatriate to the PRC the cash proceeds from the sale of any Shares acquired at vesting of the RSUs. The Participant further understands that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company or Affiliate of the Company, and the Participant hereby consents and agrees that the proceeds from the sale of Shares acquired under the Plan may be transferred to such special account prior to being delivered to the Participant. The Company is under no obligation to secure any exchange conversion rate, and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions in the PRC. The Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the time the sale proceeds are distributed through any such special exchange account. The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange controls in the PRC. This restriction will only apply to PRC nationals.

FRANCE

Terms and Conditions

Language Consent

By accepting the RSUs, Participant confirms having read and understood the Plan and the Award, including all terms and conditions included therein, which were provided in the English language. Participant accepts the terms of those documents accordingly.

En acceptant les <<RSUs>>, le Participant confirme avoir lu et compris le Plan et l’attribution, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.

Notifications

Exchange Control Information. The Participant must comply with the exchange control regulations in France. The Participant may hold stock outside France, provided the Participant declares any bank or stock account opened, held or closed abroad to the French tax authorities on an annual basis. Furthermore, the Participant must declare to the customs and excise authorities any cash or securities the Participant imports or exports without the use of a financial institution when the value of the cash or securities exceeds €10,000 outside of the European Union.

Awards Not Tax-Qualified. The Participant understands that the RSUs are not intended to be French tax-qualified.

HONG KONG

Terms and Conditions

Warning: The RSUs and Shares issued at vesting do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and its Affiliates. The Award, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The RSUs are intended only for the personal use of each eligible employee of the Employer, the Company Affiliate and may not be distributed to any other person. If the Participant is in any doubt about any of the contents of the Award, including this Appendix, or the Plan, the Participant should obtain independent professional advice.

Vesting. This provision supplements Section 2 of the Award.

In the event the Participant’s RSUs vest and Shares are issued to the Participant within six months of the Award Date, the Participant agrees that he or she will not dispose of any Shares acquired prior to the six-month anniversary of the Award Date.

Notifications

Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

Securities Law Information. The RSUs and the Shares to be issued upon vesting of the RSUs do not constitute a public offer of securities and are available only for employees of the Company or an Affiliate.

IRELAND

Notifications

Director Notification Requirement. If the Participant is a director, shadow director or secretary of an Irish Affiliate, pursuant to Section 53 of the Irish Company Act 1990, the Participant must notify the Irish company in writing within five business days of receiving or disposing of an interest in the Company (e.g., RSUs, Shares, etc.), or within five business days of becoming aware of the event giving rise to the notification requirement, or within five business days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or minor child whose interests will be attributed to the director, shadow director or secretary, or minor child whose interests will be attributed to the director, shadow director or secretary.

ITALY

Terms and Conditions

Data Privacy Consent. This provision replaces Section 17 of the Award:

The Participant hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of the Participant’s personal data as described in this section of this Appendix by and among, as applicable, the Employer, the Company and its Affiliate for the exclusive purpose of implementing, administering, and managing the Participant’s participation in the Plan.

The Participant understands that the Employer, the Company and any Affiliate may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or Affiliate, details of all RSUs, or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).

The Participant also understands that providing the Company with Data is necessary for the performance of the Plan and that the Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan. The Controller of personal data processing is The Dun & Bradstreet Corporation with registered offices at 103 JFK Parkway, Short Hills, New Jersey, 07078, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is D&B Italy SrL, Dun & Bradstreet SrL, and D&B Services SrL, with registered offices at Via dei Valtorta, 48, 20127 Milano, Italy.

The Participant understands that Data will not be publicized, but it may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. The Participant understands that Data may also be transferred to the independent registered public accounting firm engaged by the Company. The Participant further understands that the Company and/or any Affiliate will transfer Data among themselves as necessary for the purpose of implementing, administering and managing the Participant’s participation in the Plan, and that the Company or Affiliate may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom the Participant may elect to deposit any Shares acquired at vesting of the RSUs. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing the Participant’s participation in the Plan. The Participant understands that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

The Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require the Participant’s consent thereto, as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan. The Participant understands that, pursuant to

Section 7 of the Legislative Decree no. 196/2003, the Participant has the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing.

Furthermore, the Participant is aware that Data will not be used for direct-marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting the Participant’s local human resources representative.

Terms of Grant. By accepting the RSUs, the Participant acknowledges that (1) the Participant has received a copy of the Plan, the Award and this Appendix; (2) the Participant has reviewed those documents in their entirety and fully understands the contents thereof; and (3) the Participant accepts all provisions of the Plan, the Award and this Appendix. The Participant further acknowledges that the Participant has read and specifically and expressly approves, without limitation, the following sections of the Agreement: Section 8 “Withholding Taxes”; Section 15 “No Rights to Continued Employment”; Section 17 “Data Privacy” as replaced by the above consent; Section 20 “Language”; and Section 24 “Governing Law.”

Termination of Employment On or After One Year Anniversary of Grant. This provision replaces Section 4 of the Award:

If the Participant’s active employment with the Company and its Affiliates terminates on or after the one year anniversary of the Award Date due to death, Disability (as defined in the Plan) or retirement (meaning the employee meets the definition of “Retirement” set forth in the Plan, qualifies for “assicurazione generale obbligatoria per la vecchiaia” following the termination date of his or her employment contract, and has provided a copy of the “pensionamento” (or application for retirement starting from the termination date if retirement has not yet been granted)), any unvested RSUs shall become fully vested as of the employment termination date (such accelerated vesting date, also being referred to herein as a Vesting Date). If the Participant’s active employment with the Company and its Affiliates terminates on or after the one year anniversary of the Award Date for any reason other than death, Disability or retirement (as defined in the following sentence) and prior to any applicable Vesting Date, the Participant shall forfeit all rights to and interests in the unvested RSUs.

Notifications

Exchange Control Information. The Participant is required to report the following on his or her annual tax return: (1) any transfers of cash or Shares to or from Italy exceeding €10,000 or the equivalent amount in U.S. dollars, (2) any foreign investments or investments held outside of Italy at the end of the calendar year exceeding €10,000 if such investments (e.g., RSUs, Shares, or cash) may result in income taxable in Italy combined with other foreign assets exceed €10,000), and (3) the amount of the transfers to and from abroad which have had an impact during the calendar year on the Participant’s foreign investments or investments held outside of Italy. Under certain circumstances, the Participant may be exempt from the requirement under (1) above if the transfer or investment is made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on the Participant’s behalf.

JAPAN

There are no country-specific provisions.

NETHERLANDS

Terms and Conditions

Termination of Employment On or After One Year Anniversary of Grant. This provision replaces Section 4 of the Award:

If the Participant’s active employment with the Company and its Affiliates terminates on or after the one year anniversary of the grant due to death, Disability (as defined in the Plan) or retirement (meaning the employee can meet the definition of “Retirement” set forth in the Plan and is eligible to receive and will receive (pre)pension or early retirement benefits directly following the termination date of his or her employment contract) any unvested RSUs shall become fully vested as of the employment termination date (such accelerated vesting date, also being referred to herein as a Vesting Date). If the Participant’s active employment with the Company and its Affiliates terminates on or after the one year anniversary of the grant for any reason other than death, Disability or retirement (as defined in the following sentence) and prior to any applicable Vesting Date, the Participant shall forfeit all rights to and interests in the unvested RSUs.

Notifications

Securities Law Information. The Participant should be aware of the Dutch insider -trading rules, which may impact the sale of Shares acquired under the Plan. In particular, the Participant may be prohibited from effecting certain share transactions if he or she has insider information regarding the Company.

By accepting the RSUs, the Participant acknowledges having read and understood this Securities Law Information section and acknowledges that it is his or her responsibility to comply with the following Dutch insider trading rules.

Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has “insider information” related to an issuing Company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of specific information concerning the issuing Company to which the securities relate or the trade in securities issued by such Company, which has not been made public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any employee of any Affiliate in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain employees working at a Affiliate in the Netherlands (including the Participant) may have inside information and, thus,

would be prohibited from effectuating a transaction in securities in the Netherlands at a time when the Participant had such inside information.

If the Participant is uncertain whether the insider-trading rules apply to him or her, then Participant should consult with his or her personal legal advisor.

SINGAPORE

Terms and Conditions

Securities Law Information. The RSUs are being granted to the Participant pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that such RSU grant is subject to section 257 of the SFA and the Participant will not be able to make any subsequent sale in Singapore, or any offer of such subsequent sale of the Shares underlying the Option unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

Notifications

Director Notification Requirement. Directors of a Singaporean Affiliate are subject to certain notification requirements under the Singapore Companies Act. Directors must notify the Singapore Affiliate in writing of an interest (e.g., unvested RSUs, Shares, etc.) in the Company or any Affiliate within two (2) days of (i) its acquisition or disposal, (ii) any change in previously disclosed interest (e.g., when Shares acquired at vesting are sold), or (iii) becoming a director.

Insider Trading Notification. The Participant should be aware of the Singapore insider trading rules, which may impact the acquisition or disposal of Shares or rights to Shares under the Plan. Under the Singapore insider-trading rules, the Participant is prohibited from selling Shares when the Participant is in possession of information which is not generally available and which the Participant knows or should know will have a material effect on the price of Shares once such information is generally available.

UNITED ARAB EMIRATES

There are no country-specific provisions.

UNITED KINGDOM

Terms and Conditions

Withholding Taxes. This provision supplements Section 8 of the Award:

The Participant agrees that if the Participant does not pay or the Employer or the Company does not withhold from the Participant the full amount of income tax that the Participant owes due to the vesting of the RSUs, or the release or assignment of the RSUs for consideration, or the receipt of any other benefit in connection with the RSUs (the “Taxable Event”) within 90 days after the Taxable Event, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount that should have been withheld shall constitute a loan owed by the Participant to the Employer, effective 90 days after the Taxable Event. The Participant agrees that the loan will bear interest at the then current rate of Her Majesty’s Revenue and Customs (“HMRC”) and will be immediately due and repayable by the Participant, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to the Participant by the Employer, by withholding in Shares issued upon vesting and settlement of the RSUs or from the cash proceeds from the sale of Shares or by demanding cash or a cheque from the Participant. The Participant also authorizes the Company to delay the issuance of any Shares to the Participant unless and until the loan is repaid in full.

Notwithstanding the foregoing, if the Participant is an officer or executive director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that the Participant is an officer or executive director and income tax is not collected from or paid by the Participant within 90 days of the Taxable Event, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and national insurance contributions may be payable. The Participant acknowledges that the Company or the Employer may recover any such additional income tax and national insurance contributions at any time thereafter by any of the means referred to in Section 8 of the Award. However, the Participant is also responsible for reporting and paying any income tax and national insurance contributions due on this additional benefit directly to HMRC under the self-assessment regime.

RSUs Payable in Shares. Notwithstanding any discretion in the Plan or anything to the contrary in the Award, RSUs granted to the Participant in the United Kingdom do not provide any right for the Participant to receive a cash payment; the RSUs are payable in Shares only.

Termination of Employment On or After One Year Anniversary of Grant. This provision replaces Section 4 of the Award:

If the Participant’s active employment with the Company and its Affiliates terminates on or after the one year anniversary of the Award Date due to death or Disability (as defined in the Plan), any unvested RSUs shall become fully vested as of the employment termination date (such accelerated vesting date, also being referred to herein as a Vesting Date). If the Participant’s active employment with the Company and its Affiliates terminates on or after the one year anniversary of the Award Date for any reason other than death or Disability and prior to any applicable Vesting Date, the Participant shall forfeit all rights to and interests in the unvested RSUs. Notwithstanding any provision in the Plan to the contrary, due to legal restrictions, if the Participant’s active employment with the Company and its Affiliates terminates for reason of Retirement on or after the first anniversary of the Award Date, the vesting of the RSU shall not be accelerated and any unvested RSUs shall be forfeited as of the date active employment ends.